EXHIBIT 8.1

1. Viméxico, S.A. de C.V. (México)
2. Vitro Envases Norteamérica, S.A. de C.V. (México)
3. Comercializadora Alcali, S.A. de C.V., (México)
4. FIC Regiomontano, S.A.P.I. de C.V, (México)
5. Administración de Inmuebles Vitro, S.A. de C.V. (México)
6. Aerovitro, S.A. de C.V. (México)
7. Vidriera Monterrey, S.A. de C.V., (México)
8. Vidriera Los Reyes, S.A. de C.V., (México)
9. Vidriera Guadalajara, S.A. de C.V., (México)
10. Vidriera Querétaro, S.A. de C.V., (México)
11. Vidriera Toluca, S.A. de C.V., (México)
12. Compañía Vidriera, S.A. de C.V., (México)
13. Fabricación de Máquinas, S.A. de C.V., (México)
14. Servicios Integrales de Acabados, S.A. de C.V., (México)
15. Vitro Packaging de México, S.A. de C.V., (México)
16. Industria del Álcali, S.A. de C.V., (México)
17. Vidrio Lux S.A., (Bolivia)
18. Vitro Packaging LLC., (Delaware)
19. Vitro Europa Ltd., (Switzerland)
20. Vitro Asset Corp., (Texas)
21. Binswanger Glass Company (Delaware)
22. Troper Services, Inc., (Delaware)
23. Amsilco Holdings, Inc., (Delaware)
24. BBO Holdings, Inc., (Delaware)
25. Reniater, Inc (Delaware)
26. Vitro Automotriz, S.A. de C.V., (México)
27. Vitro Flex, S.A. de C.V, (México)
28. Vitro Vidrio y Cristal, S.A. de C.V., (México)
29. Vitro Flotado Cubiertas, S.A. de C.V., (México)
30. Distribuidor Vidriero Lan, S.A. de C.V., (México)
31. Distribuidora de Vidrio y Cristal, S.A. de C.V. (México)
32. Vitrocar, S.A. de C.V., (México)
33. Cristales Inastillables de México, S.A. de C.V., (México)
34. Vidrio Plano de México, S.A. de C.V., (México)
35. VVP Holdings LLC., (Delaware)
36. VVP Auto Glass, Inc., (Delaware)
37. Vitro America, LLC., (Delaware)
38. Super Sky Products, Inc., (Wisconsin)
39. Super Sky International, Inc., (Wisconsin)
40. VVP Finance Corporation (Delaware)
41. VVP Funding Corporation (Delaware)
42. Vitro Colombia, S.A., (Colombia)
43. Vitro Car Colombia, S.A., (Colombia)
44. VVP Europa Holdings, B.V., (Holland)

45. Vitro do Brasil Industria e Comercio, Ltda., (Brazil)
46. Vitro International Services Corporation (Delaware)
47. Vitro Chemicals, Fibers and Mining, LLC., (Texas)
48. Vitro Global, Ltd.,(Switzerland)
49. Vidrio Plano, S.A. de C.V., (México)
50. Distribuidora de Vidrio y Cristal, S.A. de C.V., (México)
51. Vidrio Plano Mexicali, S.A. de C.V., (México)
52. Vitro Venezuela, S.A., (Venezuela)
53. Vitro Panama, S.A. (Panama)
54. Vitemco Ecuador, S.A., (Ecuador)
55. Cristales Automotrices, S.A. de C.V. (México)
56. Cristales y Servicios, S.A. de C.V.
57. Vidrio y Cristal del Noroeste, S.A. de C.V. (México)
58. Vitro Chaves- Indústria de Vidrio, S.A. (Portugal)
59. Vitro Cristalglass, S.L. (Spain)
60. IP Vitro Vidrio y Cristal, Ltd (Switzerland)
61. Empresas Comegua, S.A., (Panama)
62. Servicios Vitro Cosmos, S.A. de C.V. (México)
63. Servicios Vidriera Guadalajara, S.A. de C.V. (México)
64. Servicios Vidriera Los Reyes, S.A. de C.V. (México)
65. Servicios Vidriera Querétaro, S.A. de C.V. (México)
66. Servicios Vidriera Toluca, S.A. de C.V. (México)
67. Vau, S.A. de C.V. (México)
68. Productos de Valor Agregado en Cristal, S.A. de C.V. (México)
69. Grupo Sordo Noriega, S.A. de C.V. (México)
70. Productos de Valor Agregado en Cristal del Sureste, S.A. de C.V. (México)
71. Servicios Industria del Álcali, S.A. de C.V. (México)
72. V-Mx Holdings, LLC ( Delaware)
73. Inmobiliaria Vitalc, S.A. de C.V. (México)